UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

As disclosed in UTStarcom, Inc.’s (the “Company”) current reports on Form 8-K filed with the Securities and Exchange Commission on November 8, 2006, February 2, 2007, and March 2, 2007, the Company has commenced a voluntary review of its historical equity award grant practices under the direction of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Governance Committee”) and with the assistance of independent legal counsel and forensic accountants.  As previously announced on February 1, 2007, the Governance Committee review found that in certain instances all actions that establish a measurement date under the requirements of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, had not occurred at the grant date, which had been used as the measurement date in accounting for Company stock option grants.  A later date, when all such actions had taken place, should have been used as the measurement date for these stock options.  The Audit Committee of the Board of Directors of the Company then determined, in consultation with and upon the recommendation of the Company’s management, that the effect of using incorrect measurement dates would require the Company to record material additional stock-based compensation charges in its previously issued financial statements.  The Company therefore previously announced, based on preliminary information, its previously issued financial statements for the years 2000 through 2006, including interim periods within these fiscal years, should no longer be relied upon.  The Company previously announced that the restatement may involve additional non-cash compensation and related charges of approximately $50 million.  After further investigation and review of the Company’s practices, the Company now believes the estimated non-cash compensation and related charges will amount to approximately $35 million, as compared to the initial estimate of $50 million.

This information is preliminary and is subject to changes that might result from completion of the Governance Committee’s investigation, management’s review of the findings of the Governance Committee, and audit by the Company’s independent registered public accounting firm, but it provides management’s best estimates based on available information.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, the information in this report shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 16, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer